UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 2, 2019

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2019, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) received a notification (the “NYSE Letter”) from the NYSE American LLC (the “NYSE American”) stating that Navidea was not in compliance with Section 1003(a)(i) of the NYSE American Company Guide, which requires an issuer to have stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The NYSE Letter noted that Navidea’s most recent Form 10-K reported stockholders’ equity of $1.7 million as of December 31, 2018, and that Navidea has reported losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2018.

Navidea previously disclosed, among other things, that it received a notification from the NYSE American stating that Navidea was not in compliance with Section 1003(f)(v) of the NYSE American Company Guide, which relates to the selling price per share of the Company’s securities. The NYSE American staff initially granted Navidea a plan period through February 14, 2019 to regain compliance with Section 1003(f)(v) by effecting a reverse stock split or otherwise demonstrating sustained price improvement. In January 2019, the NYSE American granted the Company an extension until March 31, 2019 to regain compliance with Section 1003(f)(v) of the NYSE American’s continued listing standards, and on March 22, 2019 Navidea announced that it was in discussions with the NYSE American regarding the timing of a potential reverse stock split later than March 31, 2019. The NYSE Letter advised that the Company must provide the NYSE American with a plan to regain compliance with the price standard by April 15, 2019 in order to be considered for continued trading through its equity plan period end date of February 14, 2020, subject to periodic review of progress consistent with the equity plan.

In August 2018, Navidea’s stockholders voted to approve a potential amendment to the Company’s amended and restated certificate of incorporation to effect a reverse split of the Company’s common stock, as determined by the Board of Directors at its discretion, of a ratio of not less than one-for-five and not more than one-for-twenty.

Navidea’s Common Stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to Navidea’s compliance with other continued listing requirements.

On April 8, 2019, Navidea issued a press release announcing that it had received the NYSE Letter. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

 Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Navidea Biopharmaceuticals, Inc., dated April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 8, 2019	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer